UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

SMARTAG INTERNATIONAL, INC.

(Exact name of registrant issuer as specified in its charter)

File Number 000-53792

Nevada	81-0554149
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1328 West Balboa Boulevard Suite C, Newport Beach, CA 92661
(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Peng Keong Lim resigned as director, Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary effective as of March 18, 2013. The resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Lock Sen Yow was appointed as director, Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary effective as of March 18, 2013. As Smartag Solutions Bhd.’s CEO, Lock Sen Yow, holds voting and/or investment power over 10,000,000 shares owned by Smartag Solutions Bhd. This is equal to 94% of our common stock.

Lock Sen Yow, age 57, was elected as the Company’s director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified. Mr. Yow holds a Bachelors of Science in Electrical Engineering from Manchester University, a Law Degree from Buckingham University, and a Masters in Finance from RMIT University.

His first job was as a petrophysical engineer in Schlumberger Technical Services Inc., whereupon he spent six years in Egypt and Abu Dhabi before being posted to India and the Far East including Philippines, Taiwan, Australia and Indonesia. Amongst his last postings in Schlumberger was as Country Manager of Schlumberger Philippines in 1986.

Thereafter, he embarked upon a law degree in the United Kingdom whereupon he was admitted as a Barrister from Gray’s Inn, in 1989. Lock Sen practiced as a legal practitioner in Malaysia and Singapore, whereupon in 1995, he was made partner in Ms. Khattar Wong & Partners, one of the largest legal firms in Singapore.

Subsequently, he ventured into fund management and corporate finance with Prime Partners Singapore and was director of corporate finance at BNP Prime Peregrine, then the corporate finance arm of Banque Nationale de Paris in Malaysia. In the meantime, he also obtained a Masters in Finance from RMIT University in Melbourne.

In 2000, after relocating back to Malaysia, his took up a position as director and head of research and analysis at the Malaysian Communications and Multimedia Commission (MCMC) whereby his multidisciplinary skills lead him to become the ICT planner for the Framework for Industry Development (FID) 2000-2004 as well as the National Broadband Plan 2004-2009. He remained at MCMC in various positions and oversaw many ICT projects and national strategic master plans including the National RFID Roadmap and the Digital Lifestyle Malaysia Initiative.

Currently, he is the Chief Executive Officer of Smartag Solutions Berhad, a publicly listed company on the Bursa Malaysia. He took up this position as of 18 February 2013.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

 None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smartag International, Inc.

March 20, 2013

/s/ Yow Lock Sen
Name: Lock Sen Yow Title: Chief Executive Officer